AGREEMENT:
                 ACQUISITION OF ASSETS AND CHANGE OF CONTROL

      THIS ACQUISITION OF ASSETS AND CHANGE OF CONTROL AGREEMENT (the "Agreement") is entered into as of this 11th day of April, 2002, between NEWTECH GROUP INTERNATIONAL INC., a Canadian corporation ("NEWTECH" or the "Seller") and INTERNET VIP INC., a Delaware corporation ("IVIP" or the "Buyer").


                                   WITNESSETH:

      WHEREAS, NEWTECH is an accomplished research and development company that has developed various technologies related to automotive, heavy vehicles, trucks, busses, trailers and electronics industry, is the owner of patents, licenses and rights to these technologies, and wishes to commercialize and market products produced from these technologies.

      WHEREAS, IVIP is a public company, incorporated in the State of Delaware with an authorized capital of 50,000,000 common shares.

      WHEREAS, IVIP is seeking new business ventures and/or new products.

      WHEREAS, IVIP is desirous to install new management to administer and profit from the newly acquired assets.

      WHEREAS, the respective boards of directors of IVIP and NEWTECH deem it advisable and in the best interests of IVIP and NEWTECH that NEWTECH sell various assets to IVIP pursuant to the terms of this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:


                                   ARTICLE I.
                            TERMS OF THE ACQUISITION

      1.1. SALE OF ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall agree to sell to the Buyer the assets as described in Schedule 1.1.a) and 1.1.b) hereinafter, the "Sale of the Assets" or the "Sale").

      1.2. SALE CONSIDERATION. In consideration of the Sale, IVIP shall issue to the Seller an aggregate of 59,800,000 new common shares of IVIP Stock, arid a royalty payment based on a percentage of sales as described and set out in schedule 1.2 (Schedule of Royalties). It is the intent of the parties that at the Closing Date (as defined in Article II) IVIP shall have an aggregate of approximately 62,100,000 new common shares outstanding.

      1.3. DIRECTORS AND OFFICERS OF IVIP. The directors and officers of IVIP immediately after the date hereof (the "Effective Time") shall be the directors and officers designated on Schedule 1.3 hereto. Such directors and officers shall serve until their successors shall have been duly elected, appointed and/or qualified or until their earlier death, resignation or removal in
accordance  with  the  certificate  of  incorporation  and  bylaws.   The  above
notwithstanding, the newly appointed directors shall resign pursuant to the provisions of Section 7.4.

      1.4. CONVERSION OF CAPITAL STOCK. By virtue of a Written Consent of the Majority of the Shareholders of IVIP that authorizes such activity, IVIP shall effect a reverse split of the outstanding common shares of IVIP on a ratio of 1:20 at (or immediately prior to) the Closing Date. That is, the Capital Stock of IVIP shall be converted so that each twenty shares issued and outstanding of IVIP stock prior to implementation of the reverse split, shall represent only one common share of IVIP following implementation of the reverse split.

      1.5. ISSUANCE OF CAPITAL STOCK. At the Closing, IVIP shall issue an aggregate of 47,600,000 new restricted common shares of the Corporation to the persons/entities as set forth in Schedule A (the "Shares").

      1.6. IVIP BUSINESS. At the Closing, IVIP shall have transferred all of its business and assets out of IVIP to another entity ("Newco").


                                   ARTICLE II.
                                     CLOSING

      2.1. DATE AND TIME OF CLOSING. The mutual execution of this Agreement shall occur on April 11, 2002. Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the Asset Acquisition (the "Closing") shall take place on May 15, 2002, at 10:00 a.m., at the offices of Heller, Horowitz & Feit, P.C., 292 Madison Avenue, 20`x' Floor, New York, New York 10017, or at such other place thereafter as shall be mutually agreeable to the parties hereto, but in no event later than May 31, 2002, unless otherwise extended by the mutual agreement of IVIP and NEWTECH (the "Closing Date").


                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      3.1. REPRESENTATIONS AND WARRANTIES OF NEWTECH. Seller hereby represents, covenants and warrants to the Buyer as follows:

            (a) GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of Canada; it has all requisite corporate power and authority anal is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

            (b) CORPORATE RIGHTS AND AUTHORITY OF SELLER. Neither the execution, delivery nor performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Seller's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Seller is a party or by which it is bound. Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and all proceedings required to be taken by it and/or its shareholders to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken. NEWTECH has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement. This Agreement has been duly and validly executed and delivered by an officer of NEWTECH on its behalf, and assuming that this Agreement is the valid and binding obligation of IVIP, is the valid and binding obligation of NEWTECH, enforceable against NEWTECH in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limited creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) ASSETS ARE FREE AND CLEAR. None of the Assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except those imperfections of title and encumbrances, if any, which (i) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto, and (ii) do not interfere with either the present and continued use of the Assets.

            (d) INVESTMENT REPRESENTATIONS. Seller and Consultants intend to hold the Shares for investment and not with a view to the public distribution or resale thereof. Seller and Consultants agree that Buyer may endorse on any stock certificate for the Shares to be delivered pursuant to this Agreement an appropriate legend indicating the Shares are restricted, and that Buyer may instruct its transfer agent not to transfer any Shares unless advised by the incumbent management of the Buyer that such provisions have been complied with.

            (e) OTHER BUSINESS INTERESTS OF SELLER. Prior to the date hereof and continuing after the Closing Date, Seller has other business operations not involving the Assets. Prior to the Closing Date, the other business operations along with the Other Assets represent, in the aggregate, a majority of Seller's total assets. Seller has no current plans to sell any of its Other Assets or business operations.

            (f) ACCURACY OF INFORMATION FURNISHED. Seller represents that no statement made by Seller set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of Seller pursuant hereto or in connection with the consummation of the Agreement, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            (g) NON-CONTRAVENTION,  CONSENTS. Neither the execution and delivery of this Agreement by NEWTECH, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of NEWTECH; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets, which are material to the business or operation of NEWTECH, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which NEWTECH is a party or by which it or any of such assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of NEWTECH; (iii) violate or conflict with any other restriction of any kind whatsoever to which NEWTECH is subject or by which any of its assets may be bound. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement.

            (h) LITIGATION. There is no action, suit, proceeding or investigation pending or, to the knowledge of NEWTECH, threatened, which could restrict the ability of NEWTECH to perform its obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of NEWTECH as it relates to the Assets. NEWTECH is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of NEWTECH, as relates to the Assets.

            (i) UNLAWFUL PAYMENTS. None of NEWTECH, nor any of its officers, directors, employees, agents or representatives has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of NEWTECH, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

      3.2. REPRESENTATIONS AND WARRANTIES OF IVIP. IVIP represents covenants and warrants to NEWTECH as follows:

            (a) AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized, adopted and approved by the board of directors of IVIP. The consummation of the Agreement has been approved by IVIP's stockholders prior to the Closing. IVIP has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement. This Agreement has been duly and validly executed and delivered by an officers of IVIP on its behalf, and assuming that this Agreement is the valid and binding obligation of NEWTECH, is the valid and binding obligation of IVIP, enforceable against IVIP in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. IVIP has the legal ability to consummate the agreement.

            (b)   ORGANIZATION;   SUBSIDIARIES.   IVIP  is  a  corporation  duly
organized, validly existing and in good standing under the laws of the State of Delaware. IVIP has no subsidiaries.

            (c) CAPITALIZATION. The number of authorized shares of IVIP Stock as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Stock have been duly authorized, validly issued and are fully paid and non-assessable. On the Closing Date, and other than listed in
Schedule 3.2(c) there will be no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the capital stock of IVIP, and there are no voting trusts, voting agreements, securityholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of IVIP.

            (d) LIABILITIES. On the Closing Date, IVIP will have no material indebtedness or liabilities of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether due or will become due, except for the Permitted Liabilities listed on Schedule 3.2(d). Specifically, the Buyer currently has no outstanding employee contracts.

            (e) NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by IVIP, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of IVIP; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets, which are material to the business or operation of IVIP, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which IVIP is a party or by which it or any of such assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of IVIP;
(iii) violate or conflict with any other restriction of any kind whatsoever to which IVIP is subject or by which any of its assets may be bound. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement.

            (f) EMPLOYEE BENEFIT PLANS. IVIP does not have any "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of IVIP.

            (g) TAX MATTERS. IVIP has timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information contained in such returns is complete and accurate in all material respects. IVIP has not requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes. IVIP has accurately computed and timely paid all Taxes for periods beginning before the date hereof, or an adequate reserve has been established therefor. No liens for Taxes will exist against any of IVIP's assets at the Closing Date. IVIP shall have no obligation or liability for or with respect to (a) any Taxes or other assessments as a consequence of the transactions contemplated by this Agreement, or (b) any other Taxes or assessments of IVIP of any kind whatsoever or any penalties or interest with respect to such Tax liabilities. IVIP has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of Taxes required to be withheld and collected therefrom for all periods through the date hereof. Any liability for Taxes due and payable through the date of this Agreement for which no returns are due or have been filed (including, without limitation, property, payroll and withholding taxes) have been properly accrued or provided for on the books of IVIP. No material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against IVIP. There are no pending or, to the best knowledge of IVIP, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that, in the reasonable judgment of IVIP, or its counsel is likely to result in a material amount of Taxes. The federal, state and local returns of IVIP have never been audited, and IVIP has not been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to IVIP. IVIP: (i) has not been an includible corporation in an affiliated group that files consolidated income tax returns;
(ii) is not a party to any tax-sharing agreements or similar arrangements; (iii) is not a "foreign person" as defined in section 1445(f)(3) of the Code (U.S.); and (iv) has not made or become obligated to make, and will not, as a result of the Sale, make or become obligated to make, an "excess parachute payment" as defined in section 280G of the Code.

            (h) LITIGATION. There is no action, suit, proceeding or investigation pending or, to the knowledge of IVIP, threatened, which could restrict the ability of IVIP to perform its obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP. IVIP is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP.

            (i) UNLAWFUL PAYMENTS. None of IVIP, nor any of its officers, directors, employees, agents or representatives has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of IVIP, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

            (j) REPORTING REQUIREMENTS. IVIP is subject to the reporting requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended; is current in its filings; and all of its filings are materially accurate and complete.

            (k)   BOOKS AND RECORDS.

                  (i) The books of account and other financial records of IVIP are complete and correct and have been maintained in accordance with good business practices.

                  (ii) All material corporate action of the boards of directors of IVIP (including any committees) has been authorized, approved and/or ratified in the respective minute books.

            (l) SECURITIES LAWS. All sales of its securities were in compliance with all federal and state securities laws.

            (m) ACCURACY OF INFORMATION FURNISHED. IVIP represents that no statement made by IVIP set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of IVIP pursuant hereto, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      3.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business on the third anniversary of the Closing Date, provided that, notice or demand with respect to any alleged breach thereof is given as required pursuant to Article V hereof.


                                   ARTICLE IV.
                               CLOSING CONDITIONS

      4.1. CONDITIONS TO OBLIGATION OF IVIP. The obligation of IVIP to consummate the Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by IVIP to the extent permitted by applicable law:

            (a) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of NEWTECH, as relate to the Assets, which would materially and adversely affect the Assets.

            (b) COPIES OF RESOLUTIONS. NEWTECH shall have furnished IVIP with certified copies of resolutions duly adopted by the board of directors of NEWTECH authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable NEWTECH to comply with the terms of this Agreement.

            (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of NEWTECH set forth in this Agreement shall have been true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. NEWTECH shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by NEWTECH at or prior to the Closing Date.

            (d) DELIVERY OF OFFICERS' CERTIFICATES. NEWTECH shall have delivered to IVIP certificates, dated as of the Closing Date, and signed by the Chairman of the Board and Chief Operating Officer ("COO") of NEWTECH representing and affirming that: (i) the representations and warranties made by NEWTECH as set forth in Section 3.1 of this Agreement and referred to in Subsection 4.1(c) above were and are true, correct and complete as required by Subsection 4.1(c) and all the conditions set forth in this Section 4.1 have been satisfied. NEWTECH shall also have delivered certificates signed by its Secretary with respect to the authority and incumbency of the officers of NEWTECH executing this Agreement and any documents required to be executed or delivered in connection therewith.

            (e) DELIVERY OF STOCK CERTIFICATES. A letter from Chairman of the Board and COO of NEWTECH identifying by name and amount the parties entitled to receive shares of IVIP Stock.

            (f)  CONSENTS  AND  WAIVERS.   Any  and  all   necessary   consents,
authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by IVIP.

            (g) LITIGATION. There shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to NEWTECH issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Sale or making consummation thereof unduly burdensome to NEWTECH. No proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the Sale.

            (h) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. NEWTECH shall have delivered to IVIP all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

            (i) SEC FILINGS. The SEC shall have reached a "no comment stage" on a Form 14(f)-1 regarding the Agreement. NewTech shall collaborate with IVIP in preparing the filing document (which IVIP shall actually file) and assist in responding to the SEC comments.

            (j) IVIP LEGAL AND ACCOUNTING FEES. The Seller shall pay for all legal, accounting and related fees incurred by both parties with respect to this agreement, to a maximum of $50,000 (USD).

      4.2. CONDITIONS TO OBLIGATIONS OF NEWTECH. The obligations of NEWTECH to consummate the Sale are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by NEWTECH to the extent permitted by law:

            (a) COPIES OF RESOLUTIONS. IVIP shall have furnished NEWTECH with certified copies of resolutions duly adopted by its board o(pound) directors authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable it to comply with the terms of this Agreement.

            (b) CERTIFICATES OF GOOD STANDING. IVIP shall have furnished NEWTECH with a certified copy of a certificate of its good standing.

            (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of IVIP set forth in this Agreement shall have been true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. IVIP shall have performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed by IVIP at or prior to the Closing Date.

            (d) DELIVERER OF OFFICERS' CERTIFICATES. IVIP shall have delivered to NEWTECH certificates, dated the Closing Date and signed by the Chairman of IVIP, affirming that: (i) the representations and warranties of IVIP as set forth in Section 3.2 of this Agreement and referred to in Subsection 4.2(c) above were and are true, correct and complete as required by Subsection 4.2(c) above; and (ii) the conditions set forth in this Section 4.2 have been satisfied. IVIP shall also have delivered a certificate signed by its Secretary with respect to the authority and incumbency of the officers of IVIP executing this Agreement and any documents required to be executed or delivered in connection therewith.

            (e) STOCK CERTIFICATES. At the Closing, IVIP shall issue irrevocable instructions to its transfer agent to issue and deliver certificates representing the shares of IVIP Stock issuable pursuant hereto, which certificates shall be in the names and in the amounts, as set forth on Schedule A hereto.

            (f)  CONSENTS  AND  WAIVERS.   Any  and  all   necessary   consents,
authorizations, orders or approvals described above shall have been obtained, except as the same shall have been waived by NEWTECH.

            (g) LITIGATION. There shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to IVIP issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making the consummation thereof unduly burdensome to IVIP. On the Closing Date and immediately prior to consummation of the Merger, no proceeding or lawsuit shall have been commenced, be pending or have been threatened or by any governmental or regulatory agency or authority or any other person with respect to the Merger.

            (h) SHELL COMPANY. At the Closing, by virtue of the transfer of all of its assets and its non-Permitted Liabilities to Newco, IVIP shall be a shell corporation, devoid of all assets and liabilities, except for the Permitted Liabilities.

            (i) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. IVIP shall have delivered to NEWTECH all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

            (j) ESCROW SHARES. The IVIP Escrowers (as defined in Article V) shall have delivered the required shares into Escrow.

            (k) OUTSTANDING SHARES. IVIP shall have implemented a reverse split of its outstanding shares in such a ratio so that IVIP shall have no more than ,2,500,000 shares outstanding prior to issuing the Shares to NEWTECH at the Closing.


                                   ARTICLE V.
                  ADMINISTRATION OF SHARES - INDEMNITY CLAIM

      5.1. CLAIM NOTICE. If, during the term of this Agreement, the Seller believes that it has incurred or suffered a loss resulting from breaches of the representation, warranties and covenants made by the Buyer in the Agreement, it shall give a written notice of such claim (a "Claim Notice") to the Buyers and the Escrow Agent, and the Escrow Agent shall confirm that it has received such notice. Each Claim Notice shall state the amount of claimed damages (the "Claimed Amount") and the basis for such claim.

      5.2. RESPONSE NOTICE. Within thirty (30) calendar days after delivery of a Claim, Notice, the Sellers shall provide to Buyer with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Buyers shall: (i) agree that the IVIP Escrow representing the value of the Claimed Amount may be released by the Escrow Agent to Seller in full payment of the Claimed Amount and Seller shall grant the Buyer a full and final release in relation to the claim,
(ii) agree that the IVIP Escrow representing the value of part, but not all, of the Claimed Amount (such part being the "Agreed Amount") may be released by the Escrow Agent to Buyer in partial payment of the Claimed Amount and Seller shall grant the Buyer a partial release of the Claimed Amount equal to the Agreed Amount, or (iii) contest that any IVIP Escrow may be released by the Escrow Agent to Seller- If no Response Notice is delivered by the Buyers to the Escrow Agent within such thirty (30) day period, they shall be deemed to have agreed that the IVIP Escrow representing all of the value of the Claimed Amount may be released to Seller by the Escrow Agent in accordance with the Claim Notice.

      5.3. DISTRIBUTION OF ESCROW. If the Buyers agree (or are deemed to have agreed) that the IVIP Escrow representing in value all of the Claimed Amount may be released by the Escrow Agent to Seller, the Escrow Agent shall, promptly following the earlier of the required delivery date for the Response Notice or the delivery of the Response Notice, distribute to Seller the IVIP Escrow representing in value an amount equal to the Claimed Amount (or the balance of IVIP Escrow held by the Escrow Agent in the event that the value of such IVIP Escrow is less than the Claimed Amount).

      5.4. PARTIAL DISTRIBUTION OF ESCROW. If the Buyers agree that the IVIP Escrow representing in value part, but not all, of the Claimed Amount may be released by the Escrow Agent to Seller, the Escrow Agent shall promptly, following the delivery of the Response Notice, disburse to Seller the IVIP Escrow representing in value an amount equal to the Agreed Amount set forth in such Response Notice (or the balance of IVIP Escrow held by the Escrow Agent in the event that the Agreed Amount is greater than the remainder of the IVIP Escrow).

      5.5. CONTESTED AMOUNT. The parties hereto, other that the Escrow Agent, agree that if the Buyers contest the release of the IVIP Escrow representing the value of all or part of the Claimed Amount (the "Contested Amount"), the Buyers and Seller shall attempt in good faith to agree upon the rights of the respective parties with respect to the Claimed Amount. If the parties should so agree, a settlement agreement setting forth such settlement shall be prepared and signed by the parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on such settlement agreement and distribute the IVIP Escrow in accordance with the terms thereof.

      If no such agreement can be reached after good faith negotiations, the matter shall be settled by arbitration in accordance with the relevant provision of the Quebec Code of Civil Procedure.

      5.6. DECISION OF THE ARBITRATOR. The final decision of the arbitrator(s) shall be furnished to the Buyers, Seller and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Sellers, Buyer and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's award. After delivery of a Response Notice that the Claimed Amount is contested by the Buyers, the Escrow Agent shall continue to hold the IVIP Escrow representing in value an amount sufficient to cover the Contested Amount (up to the amount of the IVIP Escrow then held by the Escrow Agent), until (i) delivery of a copy of a settlement agreement executed by Buyer and the Sellers setting forth instructions to the Escrow Agent as to the distribution, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the judgment of the court homologating the final award of the arbitrator setting forth instructions to the Escrow Agent as to the distribution, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereon distribute such IVIP Escrow (to the extent such IVIP Escrow are then held by the Escrow Agent) to Seller in accordance with such agreement or instructions.

      5.7. RELEASE OF ESCROW. Before releasing the escrow, or any of it, the Escrow Agent shall give notice to IVIP and Newco of its intentions. The Escrow Agent shall not release the escrow pursuant to the notice until two (2) business days after the notice has been sent to both parties. If Newco or IVIP dispute the Escrow Agent's proposed delivery of the escrow as disclosed in the notice, the Escrow Agent shall continue to hold all of the then remaining disputed part of the escrow until the issue of who is entitled to the escrow is finally determined in a Court of competent jurisdiction. The escrow may not be terminated except by delivery or release of all of the escrow in accordance with the terms of this article V. The above notwithstanding, if no claims have been presented on or prior to April 30, 2003, the Escrow Agent shall promptly release the escrow to the relevant group of Escrowers without notice.


                                   ARTICLE VI.
                               EVENTS OF DEFAULTS

      6.1.  An event of default will deemed to occur if:

            (a) FALSE REPRESENTATIONS. Any representation or warranty of the Buyer made herein or in any instrument or document delivered to the Seller in connection herewith is false or materially incorrect or misleading;

            (b) NOTICE. the Buyer defaults in any other obligations, or any obligation under any other agreement with the Seller or any affiliate of the

Seller, and such default continues for 10 days after notice thereof by the Seller or such affiliate, as applicable, to the Buyer;

            (c) BANKRUPTCY. Any act of bankruptcy takes place respecting the Buyer, or any proceeding, petition or notice, voluntary or involuntary, is commenced, made, given or filed, as the case may be, by the Buyer or any other person, under any present or future statute or law relating to bankruptcy, insolvency, or relief from or compromise or arrangement with creditors of the Buyer;

            (d) CESSATION OF BUSINESS. The Buyer ceases, or threatens to cease, to carry on business or makes or proposes to make any sale of its enterprise or of the whole or any substantial part of its assets in bulk, or otherwise out of the normal course of business;

            (e) SEIZURE. Any execution, sequestration, seizure, expropriation, restraint or similar process is brought or threatened, by way of notice or otherwise, against, or a distress or analogous process is levied upon the whole or any part of the property of the Buyer or the Assets;

            (f) APPOINTMENT OF RECEIVER. Any trustee, receiver interim receiver administrator, manager or similar official is appointed with respect to all or any part of the property, assets, undertaking or enterprise of the Buyer, whether pursuant to any private instrument or agreement or by order of any court; or

            (g) MERGER. The Buyer, ownership of, or control and direction over the property, assets, undertaking or enterprise of the Buyer or the majority of its voting shares, changes by amalgamation, merger, sale, transfer of shares or otherwise, except pursuant to death of a shareholder, or the Buyer passes any resolution concerning any matter addressed in paragraph (d) or with respect to or any proceedings, voluntary or involuntarily, are commenced under any present or future law relating to amalgamation, liquidation, winding-up or dissolution.

      6.2. OTHER CIRCUMSTANCES. If any event or circumstance has arisen or occurred which, with notice and/or lapse of time, could become a Default, any or all the Buyer's rights hereunder and the Seller's obligations hereunder shall, at the option of the Seller, be suspended.

      6.3. REMEDIES. Upon Default, the Seller shall be entitled to do one or more of the following, subject to applicable law:

            (a) declare this Agreement to be in default (with or without terminating this Agreement) whereupon all obligations shall be immediately due, payable and enforceable without any notice or demand whatsoever;

            (b)   resiliate this Agreement;

            (c) take possession of the Assets, without demand, notice or legal proceeding wherever the same may be found and without prior demand and without legal process, and for that purpose may enter any premises where the Assets may be and take possession thereof, and enter on any premises of the Buyer or any other person for such purpose;

            (d) sell, lease or otherwise dispose of the Assets by public or private transaction for such consideration payable immediately and/or deferred and on such terms and conditions as the Seller in its discretion determines; and

            (e)  exercise   any  other  rights  or  remedies   and/or  take  any
proceedings available to the Seller hereunder at law or in equity.


                                  ARTICLE VII.
            TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

      7.1. TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Closing by unanimous consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

      7.2. TERMINATION FOR FAILURE TO CLOSE. This Agreement may be terminated by any of the parties hereto if the Closing shall not have occurred by May 31, 2002, provided that, the right to terminate this Agreement pursuant to this section shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the Sale by the foregoing date.

      7.3. TERMINATION BY OPERATION OF LAW. This Agreement may be terminated by any of the parties hereto if, in the reasonable opinion of counsel to the respective parties hereto, there shall be any statute, rule or regulation that renders consummation of the Sale illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

      7.4. EFFECT OF TERMINATION OR DEFAULT; REMEDIES. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Non-Defaulting Party (as defined below). The foregoing shall not relieve any Defaulting Party from liability for damages actually incurred as a result of such party's breach of arty term or provision of this Agreement. Also, all members of the IVIP Board of Directors not a member prior to the date hereof shall promptly resign.

      7.5. REMEDIES; SPECIFIC PERFORMANCE. In the event that any party shall fail or refuse to consummate the Agreement (except pursuant to Sections 6.1, 6.2 or 6.3 above) or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the
"Defaulting Party") shall have occurred that results in the failure to consummate the Sale, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party and/or may seek to obtain an order of temporary or permanent injunctive relief and/or specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that, the Non-Defaulting party seeking any injunctive relief or specific performance must file its request with such court within forty-five
(45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach and further provided, that in no event shall a Defaulting Party be liable for special, incidental or consequential damages. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.


                                  ARTICLE VIII.
                            POST-CLOSING OBLIGATIONS

      8.1. IVIP STOCK SALES. For the first three (3) months following the Closing, IVIP may only issue securities for cash and/or payment of goods and services at fair market value or up to 15% of the outstanding and issued shares for consulting services.

      8.2. CAPITALIZATION. For the first year following the Closing, IVIP may not implement a reverse split.

      8.3. PERMITTED LIABILITIES. IVIP shall pay in full or cause to have settled all of the Permitted Liabilities by May 31, 2003.


                                   ARTICLE IX.
                                  MISCELLANEOUS

      9.1. FEES AND EXPENSES. Except as otherwise described herein, each party hereto shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the Sale and change in control of IVIP.

      9.2. MODIFICATION, AMENDMENTS AND WAIVER. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

      9.3. ASSIGNMENT. Neither NEWTECH, the Escrowers or IVIP shall have the authority to assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

      9.4. BURDEN AND BENEFIT. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by NEWTECH (or of IVIP following the Closing), of any of its obligations hereunder, the sole and exclusive recourse and remedy of Newco shall be against IVIP and/or NEWTECH and any of their assets; under no circumstances shall any officer or director or securityholder of NEWTECH or IVIP be liable in law or equity for any obligations of NEWTECH (or IVIP) hereunder, in the event of NEWTECH's (or IVIP's default. In the event of a default by IVIP of any of its pre-Closing obligations hereunder, the sole and exclusive recourse and remedy of NEWTECH (or of IVIP following the Closing) shall be against Newco and its assets; under no circumstances shall any officer, director, stockholder or affiliate of Newco be liable in law or equity for any pre-Closing obligations of IVIP.

      9.5. BROKERS. NEWTECH and IVIP represent and warrant to the other that the only brokers or finders entitled to brokerage or finder's fees or other commissions or fees based upon the Sale and/or the transactions described in this Agreement are listed on Schedule 8.5 along with the amounts they are entitled to receive.

      9.6. ENTIRE AGREEMENT. This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Sale and supersede all prior agreements with respect thereto, whether written or oral.

      9.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec, Canada, without regard, however, to such jurisdiction's principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the provincial courts of Quebec located in the District of St. Jerome. Service of process in connection with any such action may be made in the manner set forth in Section 8.8 of this Agreement. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

      9.8. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

            If to IVIP (pre-Closing) or    Internet VIP Inc.
            Newco:                         94 Washington
                                           Lawrence, New York  11559
                                           Attn:       Jack Ehrenhaus
                                                       President
                                           Facsimile:

            with a copy to:                Heller, Horowitz & Feit, P.C.
                                           292 Madison Avenue, 20th Floor
                                           New York, New York  10017
                                           Attn:       Irving Rothstein, Esq.
                                           Facsimile:  (212) 696-9459

            If to NewTech:                 NewTech Group International Inc.
                                           779 Industrial Boulevard
                                           Blainville, Quebec  J7C 3V3
                                           Attn:       Yvon Rancourt
                                           Facsimile:  (450) 434-6078
            with a copy to:                NewTech Group International Inc.
                                           779 Industrial Boulevard
                                           Blainville, Quebec  J7C 3V3
                                           Attn:       Claude Rancourt
                                           Facsimile:  (450) 434-6078


or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the first business day after transmission of a facsimile or telex, the first business day after delivery to a commercial overnight delivery service, or five (5) days after delivery into a United States or Canadian Postal facility.

      9.9. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original or a facsimile copy, but all of which shall constitute but one agreement.

      9.10. RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

      9.11. SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

      9.12. HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

      9.13. KNOWLEDGE STANDARD. When used in this Agreement, the phrase "to the best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to IVIP or Acquisition, the current officers and directors of IVIP; (ii) with respect to NEWTECH, the current officers and directors of NEWTECH; and (iii) the named individual.

      9.14. JOINT PREPARATION. This Agreement was jointly prepared by IVIP and NewTech and is not to be construed against any party hereto. Should any provision of this Agreement be found to be illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void leaving the remainder of this Agreement in effect.

      9.15. THIRD-PARTY BENEFICIARIES. Notwithstanding anything in this Agreement to the contrary, there shall be no third-party beneficiaries and no third-party may make any claims against any of the parties hereto based upon the non-performance of any party hereto of any obligation contained in this Agreement, except that Heller, Horowitz & Feit, P.C. is deemed to be a third-party beneficiary of Sections 4.1(j) and 8.3.

      9.16. CONFIDENTIALITY. THE PARTIES HERETO AGREE THAT NEITHER PARTY WILL DISCLOSE THE TERMS OF THIS AGREEMENT OR RELEASE ANY INFORMATION RELATIVE TO THIS AGREEMENT TO AN OUTSIDE THIRD-PARTY OR ISSUE ANY PRESS RELEASE ANNOUNCING THE AGREEMENT WITHOUT THE EXPRESS WRITTEN PERMISSION OF THE OTHER PARTY EXCEPT FOR THOSE DISCLOSURES WHICH MUST BE MADE BY LAW OR REGULATION IN THE JURISDICTIONS IN WHICH EITHER PARTY OPERATES.

      9.17. Les parties ont convenu que le present contrat soit ecrit en anglais.

      9.18. The parties agree that this Agreement be written in the English language.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

INTERNET VIP INC.                        NEWTECH INTERNATIONAL GROUP

By:   /s/ Viatsceslaw Makarov            By:   /s/ Yvon Rancourt
   -----------------------------            -----------------------------------
      Viatsceslaw Makarov, Director            Yvon Rancourt, Chairman & COO


By:   /s/ Ilya Gerol                     By:   /s/ Claude Rancourt
   -----------------------------------      ----------------------
      Ilya Gerol, Chairman                     Claude Rancourt, Secretary &
                                               Director



HELLER, HOROWITZ & FEIT, P.C.

By:
     ---------------------------------
      Authorized Officer,
      Solely as Escrow Agent

                                   SCHEDULE A


           SECURITYHOLDER                             SHARES AT CLOSING
           --------------                             -----------------
           NewTech Group International Inc.           59,800,000 shares

                                SCHEDULE 1.1 (a)



ASSETS TO BE SOLD BY NEWTECH TO IVIP

      In order to commercialize the NewTech patented full contact disc brake system for the North American heavy vehicle market, NewTech will sell to IVIP, by way of license, the rights of sale, manufacturing and distribution for the noted brake system for the period of validity of the applicable patents-Consideration for the sale of these rights referred to above will be in the form of 40,000,000 common shares of IVIP.

      PRODUCTS INCLUDE:

      a. Full contact disc foundation brake and its components - single rotor;

      b. Full contact disc foundation brake and its components - twin rotor, The Applicable NewTech patents and patents applied for which licenses are granted include: NTl , NT5, NT6, NT7, NT8, NT9, NT10, NT11, NT12, NT13, NT16, NT17, NT18, NT21, NT22, NT23, NT24, NT25, NT26, NT28, NT29, NT30, NT31, NT33, NT35,
NT36 (SEE LIST BELOW), as they may be applicable.

      EXISTING CONTRACTS:

      NewTech Group will also sell to IVIP the rights associated with the sale, manufacturing and distribution of existing and potential contracts for the supply of products as defined above for the territories defined above. Included are:

            a. Study contract with a major municipal transport authority in Quebec, Canada. This study is part of the legally mandated procurement process and is the first step toward a contract for the supply of full-contact brakes for 750 existing busses (retrofit) and 825 new busses totaling 6400 full contact brakes. The value of the entire contract has been set at US $13.7 million.

            b. Aftermarket sales of maintenance parts related to the above, worth an estimated US $2.1 million annually starting in 2004, after completion of the retrofits.

            c. Agreement with Renault/Mack Trucks to supply full contact brakes for the 2007 model year.

      MANAGEMENT AND INFRASTRUCTURE SUPPORT:

      Further to the licensing agreements referred to above, an agreement has been signed between NewTech Group International Inc., and the Company, whereby NewTech Group International, Inc. will, in the short-term, provide all management and infrastructure support services to the Company. Fees for these services will be charged on an arms-length basis supported by actual expenses


                                    1.1(a)-1
incurred and time allocated by NewTech Group International, Inc. in performing duties relative to the operation of the Company.




























                                    1.1(a)-2

                                SCHEDULE 1.1 (b)


ASSETS TO BE SOLD BY NEWTECH TO IVIP

      In order to commercialize the NewTech patented full contact disc brake system for the European heavy vehicle market, NewTech will sell to IVIP, by way of license, the rights of sale, manufacturing and distribution for the noted brake system for the period of validity of the applicable patents. Consideration for the sale of these rights referred to above will be in the form of 19,800,000 common shares of IVIP.

      PRODUCTS INCLUDE:

      a. Full contact disc foundation brake and its components - single rotor;

      b     Full  contact  disc  foundation  brake and its  components  - twin rotor.

      The Applicable NewTech patents and patents applied for which licenses are granted include: NTI, NT5, NT6, NT7, NT8, NT9, NTI0, NT11, NTI2, NTI3, NTI6, NTI7, NTl8, NT21, NT22, NT23, NT24, NT25, NT26, NT28, NT29, NT30, NT31, NT33,
NT35, NT36 (SEE LIST BELOW), as they may be applicable.

      EXISTING CONTRACTS:

      NewTech Group will also sell to IVIP the rights associated with the sale, manufacturing and distribution of existing and potential contracts for the supply of products as defined above for the territories defined above. Included are:

      a) Agreement with Renault/Mack Trucks to supply full contact brakes for the 2007 model year.

      MANAGEMENT AND INFRASTRUCTURE SUPPORT:

      Further to the licensing agreements referred to above, an agreement has been signed between NewTech Group International Inc., and the Company, whereby NewTech Group International, Inc. will, in the short-term, provide all management and infrastructure support services to the Company. Fees for these services will be charged on an arms-length basis supported by actual expenses incurred and time allocated by NewTech Group International, Inc. in performing duties relative to the operation of the Company.








                                    1.1(b)-1

                                  SCHEDULE 1.2


                              SCHEDULE OF ROYALTIES













                                    1.1(b)-2

                                  SCHEDULE 1.3


                                    DIRECTORS


             Yvon Rancourt
             Claude Rancourt
             Denis Gamache
             Marc-Antoine Gratton
             Gilbert Lasnier












                                     1.3-1